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                  U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 --------------
                                | SEC FORM 8-K |
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                        AMENDMENT NO. 1 TO CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:
                        (Date of earliest event reported)
                                  May 1, 2007

                            -----------------------
                           | World Associates, Inc.|
                            -----------------------

                            Stock Symbol:  OTCBB: WAIV
                        Commission File Number 000-27949

                       Nevada                     88-0406903
             (State of incorporation)          (IRS Employer ID)

                               Company Address

                            World Associates, Inc.
                        28310 Roadside Drive, Suite 120
                           Agoura Hills, CA 91301

                                818-991-1770


                                TRANSFER AGENT:

                        Pacific Stock Transfer Company
                       500 E. Warm Springs Rd., St. 240
                           Las Vegas, Nevada 89119
                              (702) 361-3033






ITEM 8.01 OTHER EVENTS:

On March 8, 2006 World Associates, Inc. ("World", PINK SHEETS: WAIV) announced that its offer to purchase 9,550 acres of land in Tierra Amarilla, New Mexico was accepted. The transaction was structured as an option and it gave World, through Superior Real Estate, Inc., its wholly owned subsidiary (Superior), the right to purchase the property at any time during 2006. This filing is intended to bring the record for this transaction current.

The contract to purchase the above property was extended twice. Finally it was not possible to arrange the required financing in the time needed for World, or one of its affiliates, to acquire this property. On or about January 25, 2006 Superior assigned the contract to another buyer in return for which Superior received a commission.

Until the property above was assigned, World was working on a cooperative range manage plan that would include the property it already owns (with outside investors), the ranch mentioned above and other surrounding properties including a 15,000 acre wildlife reserve owned by the State of New Mexico and managed by the New Mexico Game and Fish Department. It may be that some or all of the above parcels can still be a part of a cooperative plan, and that discussion is still being pursued.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Associate, Inc.
/s/  Randall Prouty, President           Date:  May 7, 2007